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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                            MACDERMID, INCORPORATED
                          --------------------------
            (Exact name of registrant as specified in its charter)

      CONNECTICUT                                               06-0435750
-----------------------                                     -------------------
(State of incorporation                                      (I.R.S. Employer
    or organization)                                        Identification No.)


                              245 FREIGHT STREET
                         WATERBURY, CONNECTICUT 06702
                        -------------------------------
             (Address of principal executive offices and Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

                                                   Name of each exchange
Title of each class                                on which each class is
to be so registered                                to be registered
-------------------                                --------------------------
Common Stock, no par value                         New York Stock Exchange

     If the Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The capital stock of MacDermid, Incorporated (the "Company"or "Registrant") to be registered on the New York Stock Exchange (the "Exchange") is the Company's Common Stock, no par value. Holders of Common Stock are entitled to one vote per share on each matter submitted to the shareholders for action and are not entitled to cumulative voting in the election of directors. The holders of Common Stock are entitled to share ratably in such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefor. The holders of Common Stock are entitled to share ratably in any assets remaining after satisfaction of all prior claims upon liquidation of the Company. The Company's Charter gives holders of Common Stock no preemptive or other subscription or conversion rights. The Company expects the Common Stock to begin trading on the Exchange on February 26, 1998.


ITEM 2.   EXHIBITS

          All exhibits required by the Instructions to Item 2 will be supplied to the Exchange.

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         MACDERMID, INCORPORATED



                         Date:  February 17, 1998
                                -------------------------------


                         By:   /s/ John L. Cordani
                               --------------------------------
                                John L. Cordani
                                Corporate Secretary